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                      SECURITIES AND EXCHANGE COMMISSION


                             Washington, DC 20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      December 6, 1994
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                                                      (November 28, 1994)
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                     PUBLIC SERVICE COMPANY OF NEW MEXICO
            (Exact Name of Registrant as Specified in its Charter)



                                  Commission
          New Mexico              File Number 1-6986       85-0019030
          ----------                          ------       ----------
 (State or Other Jurisdiction                           (I.R.S. Employer
      of Incorporation)                               Identification Number)



     Alvarado Square, Albuquerque, New Mexico              87158
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     (Address of Principal Executive Offices)           (Zip Code)



                                (505) 848-2700
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             (Registrant's Telephone Number, Including Area Code)




         (Former Name or Former Address if Changed, Since Last Report)


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ITEM 5. Other Events

January 12, 1994 Stipulation

As previously reported, on January 12, 1994, the Company and the New Mexico Public Utility Commission ("NMPUC") staff and primary intervenor groups (the New Mexico Attorney General, the New Mexico Industrial Energy Consumers, the City of Albuquerque, the United States Executive Agencies and the New Mexico Retail Association) ("interested parties") entered into a stipulation ("stipulation") which addresses retail electric prices, generation assets and certain financial concerns of the Company. The Company filed the stipulation with the NMPUC, recommending that electric retail rates be reduced by $30 million. (See PART II, ITEM 7,--"MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--January 12, 1994 Stipulation" in the Company's 1993 annual report on Form 10-K and PART I, ITEM 2-- "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--January 12, 1994 Stipulation" in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1994.)

On November 28, 1994, the NMPUC issued a final order, effective immediately, approving the stipulation as interpreted and provided by the order. The rates set forth in the stipulation are effective for bills rendered starting November 29, 1994.

As recommended in the stipulation, the Company's interests in Palo Verde Nuclear Generating Station ("PVNGS") Units 1 and 2 are now confirmed in this NMPUC order as "used and useful" for the ratemaking purposes of the stipulation and the finding remains in force until the stipulation is superseded or otherwise terminated. The order confirms that the status of PVNGS Units 1 and 2 is no different from that of other used and useful assets. Any costs incurred for these units as of January 12, 1994, will be fully recoverable in the Company's jurisdictional rates consistent with the terms and conditions of the NMPUC order and the stipulation, and subject to assurance that all such costs have been accounted for accurately.

In approving the stipulation, the NMPUC reconfirmed its authority over the Company and its authority to issue orders in the public interest, finding nothing in the stipulation to supersede that authority.

Pursuant to the stipulation, the interested parties (signatories) do not intend to file or cause the filing of a general rate case before January 1, 1998, in the absence of a significant restructuring of rate base or unforeseen circumstances occasioning a significant change in the Company's costs.

As a result of the order, the Company believes that the rates agreed upon in the stipulation will be adequate to recover the cost of its New Mexico jurisdictional services going forward and further believes that the Company will be in a better position to compete in a competitive electric market environment.
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In conjunction with this order, the NMPUC also approved a stipulation recommending the elimination of the Company's fuel and purchased power cost adjustment clause from retail rates, the establishment of base fuel costs and the incorporation of such base fuel costs into the Company's base rates. (See
PART II, ITEM 5.--"OTHER INFORMATION--Fuel and Purchased Power Cost Adjustment Clause ("FPPCAC")" in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1994.)

Natural Gas Supply Matters

As previously reported, on September 13, 1994, Gas Company of New Mexico, a division of the Company ("GCNM"), entered into a negotiated agreement with its intervenors to settle all outstanding issues regarding recovery of payments GCNM made to settle gas take-or-pay contracts and pricing disputes. Under the agreement, GCNM is authorized to recover a total of $43.4 million from its customers. (See PART II, ITEM 5,--"OTHER INFORMATION--Natural Gas Supply Matters" in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1994.) On December 5, 1994, the NMPUC issued a final order approving the stipulation.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Public Service Company of New Mexico
                                          (Registrant)



Date:  December 6, 1994                  /s/ Donna M. Burnett
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                                    Donna M. Burnett
                                    Corporate Controller and
                                    Chief Accounting Officer